EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Biomerica, Inc. and Subsidiaries

Irvine, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 29, 2014 relating to the consolidated financial statements of Biomerica, Inc. and Subsidiaries, which appears in Biomerica, Inc.’s Annual Report on Form 10-K for the fiscal year ended May 31, 2014.

/s/PKF
San Diego, California	PKF
May 14, 2015	Certified Public Accountants
A Professional Corporation